CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257613 on Form S-3 and Registration Statement No. 333-249849 on Form S-8 of our reports dated March 8, 2023, relating to the financial statements of Greenlight Capital Re, Ltd. and the effectiveness of the Greenlight Capital Re, Ltd.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Greenlight Capital Re, Ltd. for the year ended December 31, 2022.

/s/ Deloitte Ltd.
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Hamilton, Bermuda
March 8, 2023